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                                                                   Exhibit 10.87

                   [U.S. Bank National Association Letterhead]




                                 March 29, 2001


NC Capital Corporation
18400 Von Karman
Suite 1000
Irvine, CA 92612
Attention:  Patrick Flanagan, President

NC Residual II Corporation
18400 Von Karman
Suite 1000
Irvine, CA 92612
Attention:  Patrick Flanagan, President


Salomon Smith Barney, Inc.
  as Agent for Salomon Brothers International, Ltd.
390 Greenwich Street
New York, NY 10013
Attention:  Matthew R. Bollo, Vice President

     Re: Global Master Repurchase Agreements dated as of (a) March 29, 2001 between Salomon Smith Barney, Inc., as Agent for Salomon Brothers International, Inc. ("Salomon") and NC Capital Corporation ("NCCC"), and (b) March 29, 2001 between Salomon and NC Residual II Corporation ("NCRC")

Ladies and Gentlemen:

         We refer to the above-referenced Global Master Repurchase Agreements (the "Repurchase Agreements"), pursuant to which Salomon has purchased and may from time to time hereafter purchase from NCCC and NCRC certain residual mortgage-backed securities (the "Securities"), subject to the obligations of NCCC and NCRC, respectively, to repurchase the Securities. Terms capitalized and used herein without being defined will have the meanings given to them in the Repurchase Agreements.

         NCCC and NCRC propose to grant to U.S. Bank National Association, as collateral agent for itself and certain other lenders (in such capacity, the "Collateral Agent"), a security interest in the rights of NCCC and NCRC under the Repurchase Agreements in order to satisfy a condition

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NC Capital Corporation
NC Residual II Corporation
Salomon Smith Barney, Inc.
   as Agent for Salomon Brothers International, Ltd.
Page 2


imposed in connection with such lenders' extension of the maturity of certain subordinated debt to NCCC's and NCRC's parent corporation, New Century Mortgage Corporation.

         Section 16 of each of the Repurchase Agreements prohibits NCCC and NCRC, respectively, from assigning or otherwise charging its rights and obligations under the Repurchase Agreements without the consent of Salomon. The Collateral Agent hereby requests that Salomon consent to such security interest and agree to the following with respect to the Repurchase Agreements and the
Securities:

                  1. Salomon will notify the Collateral Agent (at the address provided below) of any default by NCCC or NCRC under the Repurchase Agreements in the same manner and at the same time Salomon notifies NCCC or NCRC thereunder.

                  2. The Collateral Agent will have the same rights as NCCC and NCRC to cure any defaults under the Repurchase Agreements, and the right to purchase the Securities from Salomon at the Repurchase Price, at any time before Salomon exercises its remedies with respect to the Securities under the Repurchase Agreements; PROVIDED, that the Collateral Agent shall have no obligation to cure any default or purchase any Securities. In addition, the Collateral Agent will have the right to purchase the Securities from Salomon after Salomon exercises remedies with respect to the Securities, for a period of 14 calendar days after Salomon notifies the Collateral Agent of its exercise of remedies, for the Repurchase Price (including interest to the date of purchase by the Collateral Agent). Upon any purchase of the Securities by the Collateral Agent pursuant to this agreement, as between NCCC or NCRC, on the one hand, and the Collateral Agent, on the other hand, such Securities shall be owned by NCCC or NCRC, as applicable, subject to the Collateral Agent's security interest therein as set forth in the applicable security agreement between NCCC and NCRC, as debtors, and the Collateral Agent, as secured party.

                  3. If at any time following the exercise by Salomon of its remedies with respect to the Securities there is any amount payable to NCCC or NCRC under the Repurchase Agreements, such amounts shall be paid to the Collateral Agent by wire transfer of immediately available funds to:

                  U.S. Bank National Association
                  U.S. Bank Place
                  601 Second Avenue South
                  Minneapolis, Minnesota 55402-4302
                  ABA Routing Number 091000022
                  Account Number: 1731-0097-1378

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NC Capital Corporation
NC Residual II Corporation
Salomon Smith Barney, Inc.
   as Agent for Salomon Brothers International, Ltd.
Page 3


                  4. If at any time Salomon receives the Repurchase Price with respect to any of the Securities, unless Salomon purchases such Securities again on the same day in a new Transaction, Salomon will deliver to the Collateral Agent at the address set forth below, such Securities, together with any assignment documentation required to transfer record ownership of such Securities, duly executed in blank.


                  5. Salomon is under no obligation to violate any applicable law (including, without limitation, 11 U.S.C. ss. 362) or order of any court of competent jurisdiction with respect to the Securities or the proceeds thereof. In the event NCCC, NCRC or any other person or entity seeks to recover from Salomon any Securities or proceeds delivered to the Collateral Agent pursuant to paragraphs 3 or 4 hereof, Salomon shall notify the Collateral Agent thereof and permit the Collateral Agent to assume the defense thereof. Provided that Salomon has complied with the foregoing sentence, the Collateral Agent will reimburse Salomon for any amount recovered from Salomon with respect to the Securities or the proceeds thereof.

                  6. Salomon confirms to the Collateral Agent that it has not received notice of any other security interests in or encumbrances on the Repurchase Agreements or the Collateral, and agrees to notify the Collateral Agent within two (2) Business Days after it receives notice of any such security interest or encumbrance.

Except as set forth above, Salomon will have no other obligation to the Collateral Agent with respect to the Repurchase Agreements or the Securities. NCCC and NCRC agree that this letter in no way limits Salomon's rights under the Repurchase Agreements. NCCC and NCRC, by their acknowledgment hereof, hereby consent to Salomon's compliance with the provisions set forth above.



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NC Capital Corporation
NC Residual II Corporation
Salomon Smith Barney, Inc.
   as Agent for Salomon Brothers International, Ltd.
Page 4


         Please indicate your agreement to the foregoing by acknowledging this letter in the space provided below.

                                       Very truly yours,

                                       U.S. BANK NATIONAL ASSOCIATION


                                       By  /s/ John P. Crenshaw
                                          -----------------------------------
                                       Its  Vice President
                                           ------------------------------------

                                       Address: U.S. Bank National Association
                                                U.S. Bank Place - MPFP0508
                                                601 Second Avenue South
                                                Minneapolis, Minnesota 55402
                                                Attention:  Mr. Edwin D. Jenkins
                                                Facsimile:  (612) 973-0826

Acknowledged and Agreed to this 29th
day of March, 2001

NC CAPITAL CORPORATION


By /s/ Patrick Flanagan
   --------------------------
Its President
   --------------------------

NCRC RESIDUAL II CORPORATION


By Patrick Flanagan
   --------------------------
Its President
   --------------------------


SALOMON SMITH BARNEY, INC.,
  as Agent for Salomon Brothers International, Ltd.

By /s/ ILLEGIBLE
   --------------------------
Its
   --------------------------